FOURTH AMENDMENT TO FORBEARANCE AGREEMENT

This Fourth Amendment to Forbearance Agreement is made and entered into effective this 6th day of  September, 2013, by and between United Bank, Inc., a West Virginia banking corporation, party of the first part, hereinafter called “Lender”, Energy Services of America Corporation, a Delaware corporation, party of the second part, hereinafter called “Company” or “Borrower”, and C. J. Hughes Construction Company, Inc., a West Virginia corporation, Contractors Rental Corporation, a West Virginia corporation, Nitro Electric Company, Inc., a West Virginia corporation, and S. T. Pipeline, Inc., a West Virginia corporation, parties of the third part, hereinafter called “Guarantors”, the Company and Guarantors sometimes hereinafter collectively called “Obligors”.

RECITALS

A.  Lender has extended two credit facilities in favor of Borrower, the first, an Eighteen Million Dollar ($18,000,000) revolving line of credit (“RLOC”) all of which is set forth in a Loan Agreement dated July 27, 2011 (“RLOC Loan Agreement”) as amended by Agreements dated January 31, 2012, May 10, 2012 and July 25, 2012 and evidenced by a note dated July 27, 2011 (“RLOC Note”), and the second, an Eleven Million Three Hundred Thousand Dollar ($11,300,000) term loan (“Term Loan”), all of which is set forth in a Loan Agreement dated July 27, 2011 (“Term Loan Agreement”) as amended by Agreements dated January 31, 2012, May 10, 2012 and July 25, 2012 and evidenced by a note dated July 27, 2011 (“Term Note”).  The RLOC Note and the Term Note are hereinafter referred to as the "Notes".  The RLOC Loan and the Term Loan are hereinafter referred to as the "Indebtedness".

B.  The parties have previously executed a Forbearance Agreement dated May 31, 2013, as amended by agreements dated June 5, 2013, June 15, 2013 and July 31, 2013.

C.  Paragraph 6(e)(5) of the Forbearance Agreement requires ESA to raise not less than Six Million Dollars ($6,000,000.00) in cash equity with One Million of the funds to be used to reduce the principal balance of the Indebtedness.

D.  Obligors have requested Lender to permit certain subordinated debt to be converted to equity and counted as part of the Six Million Dollars ($6,000,000.00) to be raised and Lender by this Agreement has agreed to the swap on the terms and conditions set forth below.

E.  Capitalized terms used herein which are not otherwise defined in this Agreement shall have the meaning set forth for them in the Loan Documents.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

1.           Paragraph 6(e)(5) of the Forbearance Agreement shall be amended in the following manner:

 Obligors shall raise a total of Seven Million Four Hundred Thousand Dollars ($7,400,000.00) in equity. The parties acknowledge that as of the date of this Amendment, Three Million Dollars has been raised, of which One Million Dollars has been paid to Lender as a principal reduction to the Indebtedness. Of the remaining monies to be raised, One and a Half Million Dollars ($1,500,000.00) is to be raised by August 31, 2013, One and a Half Million Dollars ($1,500,000.00) cash to be raised by September 30, 2013 and the remaining One Million Four Hundred Thousand Dollars ($1,400,000.00) cash to be raised by December 31, 2013.  Lender hereby consents to a swap by and between Marshall Reynolds (“Reynolds”) and the Obligors of certain subordinated debt owed to Reynolds by Obligors for Preferred Stock being offered by Obligors. The Preferred Stock to be issued to Reynolds will accrue interest but will not be payable until approved by the Lender, which consent shall not be unreasonably withheld. The parties further agree that the amount of debt held by Reynolds and converted into equity shall be counted toward the One and a Half Million Dollars in equity to be raised by August 31, 2013.

2.           In consideration of this Amendment, the Obligors further agree that upon receipt of any payments from the Longview receivable, Obligors shall promptly pay to Lender as a reduction in principal of the Indebtedness the greater of One Million Dollars ($1,000,000.00) or fifty percent (50%) of the amount collected.

3.         All other terms and conditions of the Forbearance Agreement shall remain the same and in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Forbearance Agreement to be duly executed by their duly authorized officers as of the date first written above.

LENDER:

United Bank, Inc.
a West Virginia corporation

By:	/s/ Troy LeMaster
Name:	Troy LeMaster
Title:	Vice President

BORROWER:

Energy Services of America Corporation
a Delaware corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chief Executive Officer

GUARANTORS:

C. J. Hughes Construction Company, Inc.
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chief Executive Officer

Contractors Rental Corporation
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chief Executive Officer

Nitro Electric Company, Inc.
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chairman

S.T. Pipeline, Inc.
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chairman